EXHIBIT (23)(d)

                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 22, 1997, relating to the consolidated financial statements of Gateway American Properties, LLC and subsidiaries, and our report dated August 28, 1997, related to the balance sheet of Gateway American Properties Corporation (a Colorado corporation), and to the reference to our Firm under the caption "Experts'" in the Prospectus.


/s/ Gelfond Hochstadt Pangburn & Co.
GELFOND HOCHSTADT PANGBURN & CO.



Denver, Colorado
October 13, 1997